Exhibit 10.1
EPICEPT CORPORATION
2009 Employee Stock Purchase Plan
The Company wishes to attract employees to the Company, its Subsidiaries and Affiliates and to induce employees to remain with the Company, its Subsidiaries and Affiliates, and to encourage them to increase their efforts to make the Company’s business more successful, whether directly or through its Subsidiaries and Affiliates. In furtherance thereof, the Plan is designed to provide equity-based incentives to the Eligible Employees of the Company, its Subsidiaries and Affiliates. The Plan is intended to comply with the provisions of Section 423 of the Code and shall be administered, interpreted and construed accordingly, although the Company makes no undertaking or representation to maintain such qualification.
1. Definitions.
When used herein, the following terms shall have the respective meanings set forth below:
“Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.
“Board of Directors” means the Board of Directors of the Company.
“Broker” shall have the meaning as set forth in the second paragraph of Section 2 herein.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the committee appointed by the Board of Directors of the Company under Section 3 hereof.
“Common Stock” means the Common Stock, par value $0.0001 per share, of the Company.
“Company” means EpiCept Corporation, a Delaware corporation.
“Designated Companies” shall mean the Company and any Subsidiary or Affiliate which has been designated by the Board of Directors from time to time in its sole discretion as eligible to participate in the Plan.
“Effective Date” means January 1, 2009.

“Eligible Compensation” for any pay period means, unless otherwise determined by the Committee, the amount of base salary for such period. Eligible Compensation does not include, without limitation, any payments for reimbursement of expenses, bonuses, incentive compensation, overtime, deferred compensation, and other non-cash or non-basic payments, unless otherwise determined by the Committee.
“Eligible Employee” means an employee eligible to participate in the Plan pursuant to the provisions of Section 4.
“Enrollment Period” means such period preceding an Offer Period as is specified by the Committee with respect to such Offer Period.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” per Share as of a particular date means (i) if Shares are then listed on a national stock exchange, the closing price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee, (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for such Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where such shares are so listed or traded, the Committee may make discretionary determinations where the shares have not been traded for 10 trading days.
“Offer Date” means the first day of an Offer Period.
“Offer Period” means the period of time for which the Company will offer Shares for purchase under the Plan. The Offer Period shall be for successive six-month periods, beginning on January 1 and July 1 of each calendar year or on such other date as the Committee may determine in its absolute discretion; provided that the first Offer Date shall be the Effective Date and the second Offer Period shall commence on the immediately next following January 1 or July 1. The Company may make additional Offer Periods for different periods, provided that no Offer Period shall extend for more than 27 months.
“Participating Employee” means an employee (i) for whom payroll deductions are currently being made or who otherwise contributes to the Plan, or (ii) for whom payroll deductions are not currently being made or who does not otherwise contribute to the Plan because he or she has reached the limitation set forth in the first sentence of Section 6.
“Payroll Account” means an account maintained by the Committee with respect to each Participating Employee as contemplated by Section 5. No interest or other earnings shall be credited to any contributions under the Plan.

“Plan” means this EpiCept Corporation 2009 Employee Stock Purchase Plan, as it may from time to time be amended.
“Plan Year” means the fiscal year of the Company.
“Purchase Date” means the last day of an Offer Period, except as provided in Section 15.
“Shares” means shares of Common Stock.
“Stock Account” means a brokerage account as contemplated by Section 8.
“Subsidiary” means any corporation that is a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code.
2. Shares Reserved for the Plan.
There shall be reserved for issuance and purchase by employees under the Plan an aggregate of 1,000,000 Shares, subject to adjustment as provided in Section 12. All such Shares may be granted under the Code Section 423(b). Shares subject to the Plan may be Shares now or hereafter authorized but unissued, or Shares that were once issued and subsequently reacquired by the Company. If and to the extent that any right to purchase reserved Shares shall not be exercised by any employee for any reason or if such right to purchase shall terminate as provided herein, Shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but such unpurchased Shares shall not be deemed to increase the aggregate number of Shares specified above to be reserved for purposes of the Plan (subject to adjustment as provided in Section 12).
The Committee shall select a broker (the “Broker”) which shall hold and act as custodian of Shares purchased pursuant to the Plan. Absent instructions to the contrary from a Participating Employee, certificates for Shares purchased will not be issued by the Broker to a participant.
3. Administration of the Plan.
The Plan shall be administered by the Committee, which shall consist of such members as determined by the Company. The Board of Directors shall consider the rules of Rule 16b-3 promulgated under the Exchange Act in connection with any such appointment, if and to the extent that such appointments may have an effect thereunder. Each member of the Committee shall serve at the pleasure of the Board of Directors. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. To the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.

Notwithstanding the foregoing, the Board of Directors may designate the Compensation Committee of the Board of Directors to act as the Committee hereunder.
The Committee may make such rules and regulations and establish such procedures and sub-plans for the operation and administration of the Plan as it deems appropriate, including relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. The Committee shall have authority to interpret the Plan, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law and shall take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof.
The Company shall pay brokerage commissions, fees and other charges, if any, incurred for purchases of Shares with payroll deductions made under the Plan. All brokerage commissions, fees or other charges in connection with any sale or other transfer of the Shares shall be paid by the respective Participating Employee. In addition, any charges by the Broker in connection with the respective Participating Employee’s request to have certificates representing Shares registered in such Participating Employee’s name shall be paid by such Participating Employee. Upon termination of employment of a Participating Employee or the withdrawal of a Participating Employee from the Plan for any other reason, all commissions, fees and other charges thereafter relating to such Participating Employee’s Payroll Account will be such Participating Employee’s responsibility.
4. Eligible Employees.
Except as described below, all employees of the Company and its Designated Companies shall be eligible to participate in the Plan, provided that each of such employees does not own, for purposes of Section 423 of the Code, immediately after the right is granted, stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or of a Subsidiary.
To the extent permitted under local law, the Committee may also exclude from participation in the Plan any or all of (i) a group of highly compensated employees designated by the Committee as being ineligible to participate in the Plan as permitted by Section 423(b)(4)(D) of the Code, (ii) employees who have been employed by the Company or any Subsidiary for less than two years, (iii) employees whose customary employment is for not more than five months in any calendar year, and (iv) employees who customarily work 20 hours per week or less. An employee of a Subsidiary or an Affiliate which ceases to be a “Subsidiary” or an “Affiliate” as defined herein shall, automatically and without any further action, be deemed to have been terminated and such employee shall cease to be an Eligible Employee hereunder.

5. Election to Participate and Payroll Deductions/Contributions.
Each Eligible Employee may elect to participate in the Plan during the Enrollment Period immediately prior to the beginning of each Offer Period during a Plan Year. Each Eligible Employee may elect an after-tax payroll deduction subject to such minimum and maximum limits, expressed in dollars or as a percentage of wages, as the Committee may impose. Elections under this Section 5 are subject to the limits set forth in Section 6. All payroll deductions shall be credited, as promptly as practicable, to a Payroll Account in the name of the Participating Employee. The Committee, in its discretion, may decide that an Eligible Employee may contribute to the Plan by means other than payroll deductions. All funds held by the Company under the Plan shall not be segregated from other corporate funds (except that the Company may in its discretion establish separate bank or investment accounts in its own name) and may be used by the Company for any corporate purpose, unless otherwise required by local law. An Eligible Employee may reduce, but not increase his or her rate of payroll deduction during an Offer Period by written notice to the Committee in such form and manner as it requires. Such reduction shall be effective as of the first pay period thereafter by which the Company is able to process the change.
Each Eligible Employee may cancel his or her election to participate in the Plan by signing and delivering written notice to the Committee, on a form specified for such purpose by the Committee, at such times as may be established by the Committee, up to one time per Offer Period. In such case, the entire balance in the Payroll Account of such Eligible Employee shall be repaid to such Eligible Employee as promptly as practicable in accordance with Section 9. A Participating Employee’s voluntary withdrawal during an Offer Period shall have no effect upon such Participating Employee’s eligibility to participate during any other Offer Period under the Plan, but such Participating Employee shall be required to deliver a new enrollment form in order to participate during a subsequent Offer Period.
Subject to the preceding paragraph of this Section 5, if so provided by the Committee, an Eligible Employee who is a Participating Employee immediately prior to the beginning of an Offer Period will be deemed (i) to have elected to participate for such Offer Period and (ii) to have authorized the same percentage payroll deduction for such Offer Period in effect for such Eligible Employee as that in effect (without regard to Section 6) on the day before such Offer Period. The Committee may adopt the procedures set forth in the foregoing sentence for some but not all Offer Periods.
6. Limitation of Number of Shares That an Employee May Purchase.
An employee shall not have the right to purchase Common Stock under any employee stock purchase plans of the Company and its Subsidiaries accruing at a rate which in the aggregate exceeds $25,000 of the fair market value of such stock (such fair market value shall be determined under Section 423 of the Code at the time the right is granted) for each calendar year in which the right is outstanding at any time.

Notwithstanding the foregoing, the maximum number of shares purchasable by a Participating Employee on any Purchase Date shall not exceed 100,000 shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization.
7. Purchase Price.
The purchase price for each Share shall be the lesser of (i) 85% of the Fair Market Value of such Shares on the Offer Date or (ii) 85% of the Fair Market Value of such Shares on the Purchase Date.
8. Method of Purchase.
As of the Purchase Date, each Participating Employee shall be deemed, without any further action, to have purchased the number of whole Shares which the balance of his or her Payroll Account at that time will purchase, determined by dividing the balance in his or her Payroll Account not theretofore invested by the purchase price as determined in Section 7.
All Shares purchased as provided in the foregoing paragraph shall be initially maintained in separate Stock Accounts for the Participating Employees at a brokerage firm selected by, and pursuant to an arrangement with, the Company. The Company shall deliver the shares to the Stock Account as soon as reasonably practicable after the close of the applicable Purchase Date. A Participating Employee shall be free to undertake a disposition (as that term is defined in Section 424 of the Code) of the Shares in his or her Stock Account at any time, whether by sale, exchange, gift or other transfer of legal title, but, in the absence of such a disposition of such Shares, unless otherwise provided by the Committee, the Shares must remain in the Participating Employee’s Stock Account at the brokerage firm so selected until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to those Shares for which the Section 423(a) holding period has been satisfied, the Participating Employee may, without limitation, move those Shares to another brokerage account of the Participating Employee’s choosing or request that a stock certificate be issued and delivered to him or her.
If and to the extent provided by the Committee, for so long as such Shares are maintained in Stock Accounts, all dividends paid with respect to such Shares shall be credited to each Participating Employee’s Stock Account, and will be automatically reinvested in whole Shares. The Committee may provide that transaction fees incurred with respect to dividend reinvestment may be paid by the Company.
Unless otherwise provided by the Committee, in no event shall fractional Shares be purchased hereunder, and any remaining cash in a Participating Employee’s Payroll Account resulting from such failure to invest in fractional Shares shall remain in the Payroll Account for use in the next Offer Period; provided, however, if the Participating Employee is not an active Participating Employee for such next Offer Period, such remaining cash shall be returned to the Participating Employee as soon as practicable.

9. Termination of Participation or Employment.
The right to participate in the Plan shall terminate immediately when a Participating Employee ceases to be employed by the Company or a Designated Company for any reason (including death or disability) or a Participating Employee otherwise becomes ineligible. Participation also terminates: (i) immediately when the Participating Employee voluntarily cancels his or her election to participate in the Plan as provided in Section 5, (ii) if, immediately after the Purchase Date, the Participating Employee is not re-enrolled in the Plan for the next Offer Period or (iii) if the Participating Employee has suspended payroll deductions during any Offer Period and has not re-enrolled in the Plan for the next Offer Period.
Notwithstanding any other provision of the Plan to the contrary, the Company shall distribute to such former Participating Employee (or, in the event of death, to his or her estate), the balance in his or her Payroll Account not theretofore invested, any such distribution or payment to be made as soon as practicable. The Committee shall also cause to be delivered to the former Participating Employee (or his or her estate), a certificate for the number of whole Shares held in his or her Stock Account within 90 days of the termination of employment or as soon as practicable thereafter. If applicable, fractional Shares will be sold on the open market and the Participating Employee will receive the net proceeds, if any, after all fees have been paid.
Unless an Eligible Employee withdraws from the Plan, Shares will be purchased with contributions to the Eligible Employee’s Stock Account on the last day of the Offer Period following the commencement of an unpaid leave of absence, unless such Eligible Employee’s employment terminates prior to that time. The number of Shares purchased will be determined by applying the amount of the Eligible Employee’s contributions prior to such leave of absence. Upon the return of such Eligible Employee to work following an unpaid leave of absence, payroll deductions shall resume at the rate in effect at the commencement of the leave of absence.
10. Rights as a Stockholder.
A Participating Employee shall not be treated as the owner of Common Stock until the Purchase Date of such stock under the Plan. At the time funds from a Participating Employee’s Payroll Account are used to purchase Common Stock, he or she shall have all of the rights and privileges of a stockholder of the Company with respect to the Shares purchased under the Plan whether or not certificates representing such Shares have been issued. The Participating Employee shall direct the Broker as to how to vote the full Shares credited to the Participating Employee’s Payroll Account.
11. Rights Not Transferable.
Rights granted under the Plan are not transferable by a Participating Employee other than by will or the laws of descent and distribution and are exercisable during his or her lifetime only by him or her. Any attempt to sell, pledge, assign, surrender or transfer such rights shall be void and shall automatically cause any purchase rights held by the Participating Employee to be terminated. In such event, the Committee may refund in cash, without interest, all contributions credited to such Participating Employee’s Payroll Account.
12. Adjustment in Case of Changes Affecting Common Stock.
If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the number or kind of shares, or both, which thereafter may be sold under the Plan, then the Committee may forthwith take any such action as in its judgment shall be necessary to preserve the Participating Employees’ rights in a manner substantially proportionate to the rights existing prior to such event, and to maintain the continuing availability of Shares under Section 2 (if Shares are otherwise then available) in a manner consistent with the intent hereof, including, without limitation, adjustments in (x) the number and kind of shares subject to the Plan, (y) the purchase price of such shares under the Plan, and (z) the number and kind of shares available under Section 2. To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to the Plan, the number of Shares (or units) available under Section 2 shall be increased or decreased, as the case may be, proportionately, as may be provided by Committee in its discretion.
Notwithstanding any other provision of the Plan, if the Common Stock ceases to be listed or traded, as applicable, on a national stock exchange or over-the-counter market (a “Triggering Event”), then, in the discretion of the Committee, (i) the balance in the Participating Employee’s Payroll Account not theretofore invested may be refunded to the Participating Employee, and such Participating Employee shall have no further rights or benefits under the Plan, (ii) an amount equal to the product of the Fair Market Value of a Share on the date of the Triggering Event multiplied by the number of Shares such Participating Employee would have been able to purchase with the balance of his or her Payroll Account on such Triggering Event if such Triggering Event were the Purchase Date may be paid to the Participating Employee, and such Participating Employee shall have no further rights or benefits under the Plan, or (iii) the Plan may be continued without regard to the application of this sentence.
13. No Corporate Action Restriction.
The existence of the Plan and the rights granted hereunder shall not limit, affect or restrict in any way the right or power of the Board of Directors or the Company’s stockholders to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (ii) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (iii) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the right thereof, (iv) any dissolution or liquidation of the Company or any Subsidiary, (v) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business or (vi) any other corporate act or proceeding by the Company or any Subsidiary. No Participating Employee or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers, stockholders or agents of the Company or any Subsidiary, as a result of any such action.
14. Amendment of the Plan.
The Board of Directors may at any time, or from time to time, amend or terminate the Plan in any respect, including but not limited to, terminating the Plan prior to the end of an Offer Period or reducing the term of an Offer Period; provided, however, that the Plan may not be amended in any way that would cause, if such amendment were not approved by the Company’s stockholders, the failure to comply with (i) the requirements for employee stock purchase plans under Section 423 of the Code or (ii) any other requirement of applicable law or regulation, unless and until stockholder approval is obtained.
No amendments to the Plan which affect the responsibilities or duties of the Broker shall be effective without the agreement and approval of the Broker.
15. Termination of the Plan.
The Plan and all rights of employees hereunder shall terminate upon the earlier of (i) the tenth anniversary of the Effective Date, (ii) the date on which the shares available under the Plan, as adjusted from time to time, are exhausted, or (iii) the termination of the Plan by the Board as specified below. The Board may terminate the Plan as of any date. The date of termination of the Plan shall be deemed a Purchase Date. If on such Purchase Date Participating Employees in the aggregate have the right to purchase more Shares of Common Stock than are available for purchase under the Plan, each Employee Participant shall be eligible to purchase a reduced number of Shares of Common Stock on a pro rata basis, and any excess payroll deductions shall be returned to the Participating Employees, without interest, all as provided by rules and regulations adopted by the Committee. No termination of the Plan shall materially alter or diminish any rights outstanding under the Plan at the time of such termination.
16. Governmental and Other Regulations; Further Assurances.
The Plan, and the grant and exercise of the rights to purchase Shares hereunder, and the Company’s obligation to sell and deliver Shares upon the exercise of rights to purchase Shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company shall not be required to issue or deliver any certificates for

Shares prior to the completion of any registration or qualification of such Shares under, and the obtaining of any approval under or compliance with, any state or federal law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Certificates for Shares issued hereunder may be legended as the Committee may deem appropriate.
The Participating Employee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participating Employee pursuant to the Plan.
17. Non-U.S. Subsidiaries.
Without amending the Plan, the Committee may allow for participation under the terms hereunder by Eligible Employees of non-U.S. Subsidiaries and Affiliates with such modifications of the terms and conditions otherwise specified hereunder as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes hereof, and, in furtherance of such purposes, the Committee may make such amendments, procedures and the like and establish such sub-plans as may be necessary or advisable to comply with provisions of laws (including tax laws) in other countries in which such Subsidiaries and Affiliates operate or have employees.
18. Indemnification of Committee.
The Company shall indemnify and hold harmless the members of the Board of Directors of the Company and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan if such person acts in good faith and in a manner that he or she reasonably believes to be in, or not opposed to, the best interests of the Company, to the maximum extent permitted by law.
19. Withholding; Disqualifying Dispositions.
Notwithstanding any other provision of the Plan, the Company or the Designated Company shall deduct from all Payroll Accounts paid under the Plan all federal, state, foreign, local and other taxes required by law to be withheld with respect to such payments.
If Shares acquired under the Plan are disposed of in a disposition that does not satisfy the holding period requirements of Section 423(a) of the Code, such Participating Employee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any Subsidiary or Affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such Subsidiary or Affiliate) an amount equal to any withholding tax the Company (or Subsidiary or

Affiliate) is required to pay as a result of the disqualifying disposition (or satisfy such other arrangements as may be permitted by the Committee.)
20. Notices.
All notices under the Plan shall be in writing (which for these purposes shall include reasonably acceptable means of electronic transmission), and if to the Company, shall be delivered to the Board of Directors or mailed to its principal office, addressed to the attention of the Board of Directors; and if to a Participating Employee, shall be delivered personally or mailed to such Participating Employee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 20.
21. Severability.
If any particular provision of this Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision had been omitted.
22. No Right to Continued Employment.
The Plan and any right to purchase Common Stock granted hereunder shall not confer upon any employee any right with respect to continued employment by the Company or any Subsidiary or Affiliate, nor shall they restrict or interfere in any way with the right of the Company or any Subsidiary or Affiliate by which an employee is employed to terminate his or her employment at any time.
23. Captions.
The use of captions in the Plan is for convenience. The captions are not intended to and do not provide substantive rights.
24. Effective Date of the Plan.
The Plan shall be effective as of the Effective Date, provided that the Plan is approved by stockholders within 12 months of the Effective Date.
25. Code Section 409A.
The Code Section 423(b) Plan is exempt from the application of Section 409A of the Code. In the case of a Participating Employee who would otherwise be subject to Section 409A of the Code, to the extent an option to purchase Shares or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the option to purchase Shares shall be granted, paid, exercised, settled or deferred in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued with respect thereto, except as otherwise determined by the Board or Directors or the Committee. Notwithstanding the foregoing, the Company shall have no liability to a

Participating Employee or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board of Directors or the Committee with respect thereto.
26. Governing Law.
The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law rules.